ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta
Vice President, Secretary and General Counsel

                               September 16, 2002

TO:      ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
         FARMINGVILLE, NEW YORK 11738-9075

FROM:    MICHAEL J. VELOTTA
         VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:      FORM S-3 REGISTRATION STATEMENT
         UNDER THE SECURITIES ACT OF 1933

     With reference to the Registration Statement on Form S-3 filed by Allstate Life Insurance Company of New York (the "Company"), as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Variable Annuity Contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of New York and has been duly authorized to do business by the Director of Insurance of the State of New York.


2. The securities registered by the above Registration Statement when issued are valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


Sincerely,


/s/MICHAEL J. VELOTTA
-------------------------
Michael J. Velotta
Vice President, Secretary and General Counsel